                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                ________________


                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                  May 23, 2000



                              Dynatech Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                       1-12657                  04-2258582
(State or other jurisdiction      (Commission File No.)        (IRS Employee
   of incorporation)                                         Identification No.)

3 New England Executive Park, Burlington, Massachusetts              01803
(Address of principal executive offices)                         (Zip code)


Registrant's telephone no., including area code:  (781) 272-6100



                             TOTAL NUMBER OF PAGES:

Item 2.    Acquisition and Disposition of Assets.
           -------------------------------------

           (a) On May 23, 2000, Dynatech Corporation, a Delaware corporation ("Dynatech"), and its wholly-owned subsidiary DWW Acquisition Corporation, a Delaware corporation ("MergerCo"), completed their merger (the "Merger") with Wavetek Wandel Goltermann, Inc., a Delaware corporation ("WWG"), pursuant to which WWG became an indirect, wholly-owned subsidiary of Dynatech.

     The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of February 14, 2000 (the "Merger Agreement"), among Dynatech, MergerCo and WWG, a copy of which is included as Exhibit 2.1 to this Report and is incorporated by reference herein. In the Merger, Dynatech paid to the former WWG stockholders approximately $250 million in cash and issued approximately 15 million newly-issued shares of Dynatech common stock. In addition, Dynatech paid approximately $8 million to cash out existing WWG options.

     Dynatech financed the Merger with new equity and debt. Dynatech sold
43.125 million newly-issued shares of common stock to investment funds managed by Clayton, Dubilier & Rice, Inc. for $4.00 per share and an aggregate purchase price of $172.5 million. Dynatech also entered a new credit facility with a syndicate of lenders that provides for borrowings of up to $860 million. In addition, Dynatech intends to sell 4.983 million newly-issued shares of common stock at the same price per share that was paid by the Clayton, Dubilier & Rice funds in a rights offering to its stockholders of record on April 20, 2000. The rights offering will provide such stockholders the opportunity to reverse the diminution of their percentage equity ownership interest in Dynatech that resulted from our sale of common stock to the Clayton, Dubilier & Rice funds.

     A copy of the press release announcing the completion of the Merger is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

     As a result of the Merger, Dynatech will focus on its Communications Test Solutions and Visual Communications businesses. As such, Dynatech has decided to divest the Industrial Computing and Communication business conducted by its ICS-Advent and Itronix Corporation subsidiaries. For the nine months ended December 31, 1999, the Industrial Computing and Communication business accounted for approximately 34% of Dynatech's sales. Dynatech remains committed to maximizing its investment in ICS-Advent and Itronix. The planned divestiture is expected to occur no later than the first quarter of fiscal year 2002. The planned disposition of the Industrial Computing and Communications business will be treated as discontinued operations for accounting purposes.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a) Financial statements of business acquired are included in this Report as the following exhibits and are incorporated herein by reference.

          99.2 Audited financial statements of WWG as of September 30, 1999 and September 30, 1998 and for the three years ended September 30, 1999.

          99.3 Unaudited financial statements of WWG as of March 31, 2000 and for the six-month periods ended March 31, 2000 and March 31, 1999.

          (b)    Unaudited Pro Forma Financial Statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following:

  . The merger with WWG (after giving effect to the divestitures of the Precision Measurement and Test Tools divisions, which occurred in January 2000);

  . The sale, in connection with the WWG merger, of 43,125,000 newly-issued but unregistered shares of our common stock to Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership, and the concurrent establishment of our new credit facility;

  . Dynatech's rights offering to holders of its common stock on the close of business on April 20, 2000, which is expected to be completed on or about June 21, 2000;

  . The inclusion of the results of operations for the full periods presented relating to our acquisitions of Pacific Systems Corporation, Sierra Design Labs, Applied Digital Access, Inc. and to reflect within the balance sheet our acquisition of certain assets and liabilities of WPI, Inc. (WPI's results of operations have been excluded from the pro forma statements because this business is reported within discontinued operations);

  . The exclusion of the results of operations for the full periods presented relating to our divestitures of ComCoTec, Inc. and Parallax, Inc., and our probable divestiture of DataViews Corporation, and the exclusion from the balance sheet of certain assets and liabilities of DataViews Corporation; and

  . The plan to discontinue Dynatech's Industrial Computing and Communications business segment.

   The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999 set forth herein was prepared assuming that the above-listed transactions took place on that date. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended December 31, 1999 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended March 31, 1999 set forth herein were prepared assuming that the above-listed transactions occurred as of the first day of each of the periods presented.

   The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Dynatech and WWG historical Consolidated Financial Statements, which are incorporated by reference in this Report, as well as Dynatech's "Management Discussion and Analysis of Financial Condition and Results of Operations", included in Dynatech's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, filed with SEC on June 14, 1999.

   The pro forma adjustments, as described in the Notes to Unaudited Pro Forma Statements herein, are based on currently available information and certain adjustments that management believes are reasonable. This pro forma financial information is presented for informational purposes only and does not necessarily represent what Dynatech's financial position or results of operations would have been if these transactions had in fact occurred on the dates indicated and is not necessarily indicative of Dynatech's financial position or results of operations for any future period.

                              DYNATECH CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               December 31, 1999
                                 (in thousands)

                       Adjusted          Other                  WWG Purchase    Debt Related   Equity Related
                       Dynatech      Acquisitions/   Pro Forma   Accounting       Pro Forma       Pro Forma
                    Corporation (a) Divestitures (b)  WWG (c)  Adjustments (d) Adjustments (f) Adjustments (h)   Total
                    --------------- ---------------- --------- --------------- --------------- --------------- ----------
ASSETS
Current asset:
 Cash and cash
  equivalents......    $  39,016        $(30,804)    $ 38,830     $(258,000)      $ 170,000       $147,032     $  106,074
 Accounts
  receivable,
  net..............       71,962            (970)      99,083           --              --             --         170,075
 Inventories.......       33,033             --        61,863        45,000             --             --         139,896
 Other current
  assets...........       26,206             (57)      15,104           --              --             --          41,253
 Net assets from
  discontinued
  operations.......       31,490          34,761          --            --              --             --          66,251
                       ---------        --------     --------     ---------       ---------       --------     ----------
   Total current
    assets.........      201,707           2,930      214,880      (213,000)        170,000        147,032        523,549
Property and
 equipment, net....       23,483            (387)      57,670        10,000             --             --          90,766
Intangible assets,
 net...............       63,388             --       141,204       284,788             --             --         489,380
Other assets.......       74,084             (20)       6,138           --            9,200            --          89,402
                       ---------        --------     --------     ---------       ---------       --------     ----------
   Total assets....    $ 362,662        $  2,523     $419,892     $  81,788       $ 179,200       $147,032     $1,193,097
                       =========        ========     ========     =========       =========       ========     ==========
LIABILITIES &
 STOCKHOLDERS'
 DEFICIT
Current
 liabilities:
 Notes payable and
  current portion
  of long-term
  debt.............    $   6,398        $    --      $ 32,752     $     --        $ (28,000)      $    --      $   11,150
 Other current
  liabilities......       89,252            (753)      94,502        20,000          15,680        (40,000)       178,681
                       ---------        --------     --------     ---------       ---------       --------     ----------
   Total current
    liabilities....       95,650            (753)     127,254        20,000         (12,320)       (40,000)       189,831
Long-term debt.....      560,198             --       224,233           --          198,000            --         982,431
Pension
 liabilities.......          --              --        34,552           --              --             --          34,552
Deferred
 compensation......        7,145             --           --            --              --             --           7,145
Other long term
 liabilities.......          --              --        11,641        54,000             --             --          65,641
Common stock and
 APIC..............          --              --           --        130,000             --         192,432        322,432
Stockholders'
 deficit...........     (300,331)          3,276       22,212      (122,212)         (6,480)        (5,400)      (408,935)
                       ---------        --------     --------     ---------       ---------       --------     ----------
   Total
    liabilities and
    stockholders'
    deficit........    $ 362,662        $  2,523     $419,892     $  81,788       $ 179,200       $147,032     $1,193,097
                       =========        ========     ========     =========       =========       ========     ==========


         See accompanying notes to the unaudited pro forma statements.

                              DYNATECH CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      Nine Months Ended December 31, 1999
                     (in thousands, except per share data)

                             Adjusted          Other                                        Other
                             Dynatech      Acquisitions/   Pro Forma     Amortization     Pro Forma
                          Corporation (a) Divestitures (b)  WWG (c)   of Intangibles (e) Adjustments    Total
                          --------------- ---------------- ---------  ------------------ -----------   --------
Sales...................     $316,808         $21,791      $370,196        $    --         $   --      $708,795
Cost of sales...........      105,499           9,758       143,394             --             --       258,651
                             --------         -------      --------        --------        -------     --------
Gross profit............      211,309          12,033       226,802             --             --       450,144
                             --------         -------      --------        --------        -------     --------
Selling, general and
 administrative
 expense................      106,212           8,975       134,119           1,250            --       250,556
Product development
 expense................       41,643           5,717        51,286             --             --        98,646
Recapitalization-related
 costs..................       13,259             --            --              --             --        13,259
Restructuring and other
 non-recurring charges..          --              --          2,748             --             --         2,748
Acquired In-Process
 R&D....................          --              --            --              --             --           --
Amortization of
 intangibles............        4,538             389        14,716          48,762            --        68,405
Amortization of unearned
 compensation...........        1,102             (55)          --              --             --         1,047
                             --------         -------      --------        --------        -------     --------
Total operating
 expenses...............      166,754          15,026       202,869          50,012            --       434,661
                             --------         -------      --------        --------        -------     --------
 Operating income.......       44,555          (2,993)       23,933         (50,012)           --        15,483
Interest expense........      (38,429)             (4)      (15,891)            --         (16,262)(f)  (70,586)
Interest income.........        1,872             346           462             --             --         2,680
Other income, net.......          (48)              2        (2,250)            --             --        (2,296)
                             --------         -------      --------        --------        -------     --------
Income (Loss) from
 continuing operations
 before income taxes....        7,950          (2,649)        6,254         (50,012)       (16,262)     (54,719)
Provision for income
 taxes..................        4,771             198         7,046          (3,250)        (6,505)(g)    2,260
Minority interest.......          --              --            --              --             --           --
                             --------         -------      --------        --------        -------     --------
Income (Loss) from
 continuing operations..     $  3,179         $(2,847)     $   (792)       $(46,762)       $(9,757)    $(56,979)
                             ========         =======      ========        ========        =======     ========
Income (Loss) per share
 for continuing
 operations:
 Basic..................     $   0.03                                                                  $  (0.31)
                             ========                                                                  ========
 Diluted................     $   0.02                                                                  $  (0.31)
                             ========                                                                  ========
Weighted average number
 of shares:
 Basic..................      121,310                                                                   184,405
 Diluted................      131,366                                                                   184,405


         See accompanying notes to the unaudited pro forma statements.

                              DYNATECH CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    For the Fiscal Year Ended March 31, 1999
                     (in thousands, except per share data)

                             Adjusted          Other         Pro                           Other
                             Dynatech       Acquisitions    Forma       Amortization     Pro Forma
                          Corporation (a) Divestitures (b) WWG (c)   of Intangibles (e) Adjustments       Total
                          --------------- ---------------- --------  ------------------ -----------     ---------
Sales...................     $329,532         $ 27,223     $447,061       $    --        $    --        $ 803,816
Cost of sales...........      108,568           12,028      183,811            --             --          304,407
                             --------         --------     --------       --------       --------       ---------
Gross profit............      220,964           15,195      263,250            --             --          499,409
                             --------         --------     --------       --------       --------       ---------
Selling, general and
 administrative
 expense................      112,581           10,604      175,636          1,667            --          300,488
Product development
 expense................       42,181           13,529       69,011            --             --          124,721
Recapitalization-related
 costs..................       40,767              --           --             --             --           40,767
Restructuring and other
 non-recurring charges..          --             1,666        8,896            --             -- (i)       10,562
Acquired In-Process
 R&D....................          --                --       27,732            --             --           27,732
Amortization of
 intangibles............        2,726            1,073       10,405         75,934            --           90,138
Amortization of unearned
 compensation...........        1,228              --           --             --             --            1,228
                             --------         --------     --------       --------       --------       ---------
Total operating
 expenses...............      199,483           26,872      291,680         77,601            --          595,636
                             --------         --------     --------       --------       --------       ---------
  Operating income......       21,481          (11,677)     (28,430)       (77,601)           --          (96,227)
Interest expense........      (46,178)             --       (19,856)           --         (23,764) (f)    (89,798)
Interest income.........        3,391              620          847            --             --            4,858
Other income, net.......       15,702          (15,912)      (4,735)           --             --           (4,945)
                             --------         --------     --------       --------       --------       ---------
Income (Loss) from
 continuing operations
 before income taxes....       (5,604)         (26,969)     (52,174)       (77,601)       (23,764)       (186,112)
Provision (benefit) for
 income taxes...........         (152)          (5,912)     (12,475)        (4,334)        (9,506)(g)     (32,379)
Minority interest.......          --               --        (2,314)           --             --           (2,314)
                             --------         --------     --------       --------       --------       ---------
Income (Loss) from
 continuing operations..     $ (5,452)        $(21,057)    $(37,385)      $(73,267)      $(14,258)      $(151,419)
                             ========         ========     ========       ========       ========       =========
Income (Loss) per share
 from continuing
 operations:
  Basic.................     $   0.05                                                                   $   (0.89)
                             ========                                                                   =========
  Diluted...............     $   0.05                                                                   $   (0.89)
                             ========                                                                   =========
Weighted average number
 of shares:
  Basic.................      106,212                                                                     169,307
  Diluted...............      106,212                                                                     169,307

         See accompanying notes to the unaudited pro forma statements.

                      NOTES TO UNAUDITED PRO FORMA STATEMENTS

a. Discontinued Operations

   In May 2000, the Board of Directors approved a plan to discontinue Dynatech's Industrial Computing and Communications business segment. Dynatech expects to dispose of the businesses in this segment through a sale transaction no later than the first quarter of fiscal year 2002.

   Set forth below is the unaudited balance sheet for Dynatech as of December 31, 1999, which has been adjusted to reflect the discontinued operations.

                  Pro Forma Balance Sheet at December 31, 1999
                                 (In thousands)

                                                                     Adjusted
                                            Dynatech   Discontinued  Dynatech
                                           Corporation  Operations  Corporation
                                           ----------- ------------ -----------
ASSETS
Current assets:
  Cash and cash equivalents...............  $  39,016    $    --     $  39,016
  Accounts receivable, net................     88,813     (16,851)      71,962
  Inventories.............................     51,244     (18,211)      33,033
  Other current assets....................     27,670      (1,464)      26,206
  Net assets from discontinued
   operations.............................        --       31,490       31,490
                                            ---------    --------    ---------
    Total current assets..................    206,743      (5,036)     201,707
Property and equipment, net...............     32,781      (9,298)      23,483
Intangible assets, net....................     92,769     (29,381)      63,388
Other assets..............................     74,704        (620)      74,084
                                            ---------    --------    ---------
    Total assets..........................  $ 406,997    $(44,335)   $ 362,662
                                            =========    ========    =========
LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable and current portion of
   long-term debt.........................  $   6,398    $    --     $   6,398
  Other current liabilities...............    133,587     (44,335)      89,252
                                            ---------    --------    ---------
    Total current liabilities.............    139,985     (44,335)      95,650
Long-term debt............................    560,198         --       560,198
Pension liability.........................        --          --           --
Deferred compensation.....................      7,145         --         7,145
Other long term liabilities...............        --          --           --
Common stock..............................        --          --           --
Stockholders' deficit.....................   (300,331)        --      (300,331)
                                            ---------    --------    ---------
    Total liabilities and stockholders'
     deficit..............................  $ 406,997    $(44,335)   $ 362,662
                                            =========    ========    =========

a. Discontinued Operations--(continued)

   Set forth below are the unaudited results of operations adjusted for discontinued operations for Dynatech for the nine month period ended December 31, 1999.

                                          For the Nine Month Period Ended
                                                 December 31, 1999
                                     ------------------------------------------
                                                   (In thousands)
                                      Dynatech   Discontinued Adjusted Dynatech
                                     Corporation  Operations     Corporation
                                     ----------- ------------ -----------------
Sales...............................  $477,125    $(160,317)      $316,808
Cost of sales.......................   205,900     (100,401)       105,499
                                      --------    ---------       --------
Gross profit........................   271,225      (59,916)       211,309
                                      --------    ---------       --------
Selling, general and administrative
 expense............................   131,604      (25,392)       106,212
Product development expense.........    51,628       (9,985)        41,643
Recapitalization-related costs......    13,259          --          13,259
Restructuring and other non-
 recurring charges..................       --           --             --
Acquired In-Process R&D.............       --           --             --
Amortization of intangibles.........     7,053       (2,515)         4,538
Amortization of unearned
 compensation.......................     1,451         (349)         1,102
                                      --------    ---------       --------
Total operating expenses............   204,995      (38,241)       166,754
                                      --------    ---------       --------
  Operating income..................    66,230      (21,675)        44,555
Interest expense....................   (38,433)           4        (38,429)
Interest income.....................     1,874           (2)         1,872
Other income, net...................        11          (59)           (48)
                                      --------    ---------       --------
Income from continuing operations
 before income taxes................    29,682      (21,732)         7,950
Provision for income taxes..........    12,812       (8,041)         4,771
                                      --------    ---------       --------
Income from continuing operations...    16,870      (13,691)         3,179
Discontinued Operations:
  Income from discontinued
   operations, net of income tax
   provision of 8,041...............       --        13,691         13,691
                                      --------    ---------       --------
Net Income..........................  $ 16,870    $     --        $ 16,870
                                      ========    =========       ========

a. Discontinued Operations--(continued)

   Set forth below are the unaudited results of operations adjusted for discontinued operations for the fiscal year ended March 31, 1999.

                                      For the Fiscal Year Ended March 31, 1999
                                     ------------------------------------------
                                                   (In thousands)
                                      Dynatech   Discontinued Adjusted Dynatech
                                     Corporation  Operations     Corporation
                                     ----------- ------------ -----------------
Sales...............................  $522,854    $(193,322)      $329,532
Cost of sales.......................   228,572     (120,004)       108,568
                                      --------    ---------       --------
Gross profit........................   294,282      (73,318)       220,964
                                      --------    ---------       --------
Selling, general and administrative
 expense............................   149,006      (36,425)       112,581
Product development expense.........    54,023      (11,842)        42,181
Recapitalization-related costs......    43,386       (2,619)        40,767
Restructuring and other non-
 recurring charges..................       --           --             --
Acquired In-Process R&D.............       --           --             --
Amortization of intangibles.........     6,228       (3,502)         2,726
Amortization of unearned
 compensation.......................     1,519         (291)         1,228
                                      --------    ---------       --------
Total operating expenses............   254,162      (54,679)       199,483
                                      --------    ---------       --------
    Operating income................    40,120      (18,639)        21,481
Interest expense....................   (46,198)          20        (46,178)
Interest income.....................     3,398           (7)         3,391
Other income, net...................    15,959         (257)        15,702
                                      --------    ---------       --------
Income (Loss) from continuing
 operations before income taxes.....    13,279      (18,883)        (5,604)
Provision (Benefit) for income
 taxes..............................     6,834       (6,986)          (152)
                                      --------    ---------       --------
Income (Loss) from continuing
 operations.........................     6,445      (11,897)        (5,452)
Discontinued Operations:
  Income from discontinued
   operations, net of income tax
   provision of 6,986...............       --        11,897         11,897
                                      --------    ---------       --------
Net Income..........................  $  6,445    $     --        $  6,445
                                      ========    =========       ========

b. Dynatech Acquisitions and Divestitures

Acquisitions related to Continuing Operations

 Pacific Systems Corporation

   On June 19, 1998, Dynatech, through one of its indirectly wholly owned subsidiaries, acquired all of the outstanding capital stock of Pacific Systems Corporation of Kirkland, Washington ("Pacific") for a total purchase price of approximately $20 million, including an incentive earnout. The acquisition was accounted for using the purchase method of accounting and resulted in $18.0 million of goodwill which is being amortized over 30 years. The operating results of Pacific have been included in Dynatech's consolidated financial statements since June 19, 1998.

 Sierra Design Labs

   On September 10, 1999, Dynatech, through one of its wholly owned subsidiaries, purchased the outstanding stock of Sierra Design Labs ("Sierra"), a Nevada Corporation for a total purchase price of $6.3 million. The acquisition was accounted for using the purchase method of accounting and resulted in $4.9 million of goodwill which is being amortized over 10 years. The operating results of Sierra have been included in Dynatech's consolidated financial statements since September 10, 1999.

 Applied Digital Access, Inc.

   On November 1, 1999, Dynatech, through one of its wholly owned subsidiaries, acquired all the outstanding stock of Applied Digital Access, Inc. ("ADA") for a total purchase price of approximately $81 million. The acquisition was accounted for using the purchase method of accounting and resulted in $36 million of goodwill which is being amortized over 3 years. The operating results of ADA have been included in Dynatech's consolidated financial statements since November 1, 1999.

Divestitures related to Continuing Operations

 ComCoTec, Inc.

   On June 30, 1998, Dynatech sold the assets of ComCoTec, Inc. ("ComCoTec") located in Lombard, Illinois to The Potomac Group, Inc. for $21 million. Dynatech recorded a pre-tax gain on $15.9 million on the sale of the assets, which was included in other income.

 Parallax, Inc.

   During fiscal year 1999, Dynatech liquidated the assets and liabilities of Parallax, Inc. ("Parallax"). Any gain or loss from the liquidation activities was immaterial.

 DataViews Corporation

   During the fourth quarter of fiscal year 2000, Dynatech initiated activities to dispose of DataViews Corporation ("DataViews"), located in Northampton, Massachusetts. During March 2000, the Company received a signed letter of intent to sell the stock of DataViews for a sale price of approximately $4 million. The gain on sale of the business is expected to be approximately $3.3 million.

Acquisitions related to Discontinued Operations

 WPI Husky Computer, Inc., WPI Husky Computers Limited, WPI Oyster Termiflex Limited

   On February 24, 2000, Dynatech, through one of its wholly owned subsidiaries, purchased with cash certain assets and liabilities of WPI Husky Computer, Inc., WPI Husky Computers Limited and WPI Oyster Termiflex Limited (collectively "Husky"), all of which were subsidiaries of WPI, Inc. The total purchase price for Husky totalled approximately $34.8 million. The acquisition was accounted for using the purchase method of accounting and resulted in approximately $30.0 million of goodwill which is being amortized over 5 years.

c. Pro Forma WWG

   On May 23, 2000, Dynatech consummated the merger of one of its subsidiaries with Wavetek Wandel Goltermann, Inc. ("WWG") pursuant to which WWG became a Dynatech subsidiary.

   Set forth below is the unaudited pro forma balance sheet of WWG as of December 31, 1999, which assumes that the divestitures of the Precision Measurement and Test Tools divisions, which occurred in January 2000, were consummated on December 31, 1999. The proceeds related to these divestitures totalled approximately $25.3 million in cash.

                                              WWG pro forma balance sheet
                                                  at December 31, 1999
                                             ------------------------------
                                                       (In thousands)
                                                          WWG     Pro Forma
                                               WWG    Divestiture    WWG
                                             -------- ----------- ---------
ASSETS
Current assets:
  Cash and cash equivalents................. $ 13,530   $25,300   $ 38,830
  Accounts receivable, net..................  103,831    (4,748)    99,083
  Inventories...............................   66,308    (4,445)    61,863
  Other current assets......................   15,104       --      15,104
                                             --------   -------   --------
    Total current assets....................  198,773    16,107    214,880
Property and equipment, net.................   58,075      (405)    57,670
Intangible assets, net......................  157,405   (16,201)   141,204
Other assets................................    6,146        (8)     6,138
                                             --------   -------   --------
    Total assets............................ $420,399   $  (507)  $419,892
                                             ========   =======   ========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current portion of long-
   term debt................................ $ 32,752   $   --    $ 32,752
  Other current liabilities.................   95,221      (719)    94,502
                                             --------   -------   --------
    Total current liabilities...............  127,973      (719)   127,254
Long-term debt..............................  224,233       --     224,233
Pension liabilities.........................   34,552       --      34,552
Deferred compensation.......................      --        --         --
Other long term liabilities.................   11,641       --      11,641
Common stock................................      --        --         --
Stockholders' equity (deficit)..............   22,000       212     22,212
                                             --------   -------   --------
    Total liabilities and stockholders'
     equity (deficit)....................... $420,399   $  (507)  $419,892
                                             ========   =======   ========

c. Pro Forma WWG--(continued)

   Set forth below are the unaudited pro forma results of operations for WWG for the nine month period ended December 31, 1999 and for the twelve months ended March 31, 1999. The WWG results have been adjusted to exclude the results of operations for the divestitures of the Precision Measurement and Test Tools divisions, which occurred during January 2000.

   WWG's fiscal year ends on September 30. The WWG historical information for the nine month period ended December 31, 1999 has been derived from the Statement of Operations for the year ended September 30, 1999 included in WWG's Form 10-K for the year ended September 30, 1999, then adding the Statement of Operations for the three months ended December 31, 1999, included in WWG's Form 10-Q for the period ended December 31, 1999, and then subtracting the Statement of Operations for the six month period ended March 31, 1999, included in WWG's Form 10-Q for the period ended March 31, 1999.

   Wandel Goltermann, Inc. acquired Wavetek Corporation in September 1998. The WWG historical information for the twelve month period ended March 31, 1999 has been derived from the historical Statements of Operations information of Wandel Goltermann, Inc. and Wavetek Corporation.

                                               For the Nine Month Period Ended
                                                      December 31, 1999
                                               --------------------------------
                                                        (In thousands)
                                                  WWG         WWG     Pro Forma
                                               Historical Divestiture    WWG
                                               ---------- ----------- ---------
Sales........................................   $391,904   $(21,708)  $370,196
Cost of sales................................    155,164    (11,770)   143,394
                                                --------   --------   --------
Gross profit.................................    236,740     (9,938)   226,802
                                                --------   --------   --------
Selling, general and administrative expense..    142,103     (7,984)   134,119
Product development expense..................     52,601     (1,315)    51,286
Restructuring and other non-recurring
 charges.....................................      2,748        --       2,748
Amortization of intangibles..................     14,716        --      14,716
                                                --------   --------   --------
Total operating expenses.....................    212,168     (9,299)   202,869
                                                --------   --------   --------
  Operating income...........................     24,572       (639)    23,933
Interest expense.............................    (15,891)       --     (15,891)
Interest income..............................        462        --         462
Other income, net............................     (2,250)       --      (2,250)
                                                --------   --------   --------
Income from continuing operations before
 income taxes................................      6,893       (639)     6,254
Provision (Benefit) for income taxes.........      7,302       (256)     7,046
                                                --------   --------   --------
Income from continuing operations............   $   (409)  $   (383)  $   (792)
                                                ========   ========   ========

c. Pro Forma WWG--(continued)

                                      For the Twelve Month Period Ended
                                               March 31, 1999
                                     ----------------------------------------
                                               (In thousands)
                                         WWG           WWG        Pro Forma
                                     Historical    Divestiture       WWG
                                     -----------   ------------   -----------
Sales...............................  $   477,807   $   (30,746)  $   447,061
Cost of sales.......................      199,380       (15,569)      183,811
                                      -----------   -----------   -----------
Gross profit........................      278,427       (15,177)      263,250
                                      -----------   -----------   -----------
Selling, general and administrative
 expense............................      186,980       (11,344)      175,636
Product development expense.........       70,728        (1,717)       69,011
Restructuring and other non-
 recurring charges..................        8,896           --          8,896
Acquired In-Process R&D.............       27,732           --         27,732
Amortization of intangibles.........       10,405           --         10,405
                                      -----------   -----------   -----------
Total operating expenses............      304,741       (13,061)      291,680
                                      -----------   -----------   -----------
  Operating income (loss)...........      (26,314)       (2,116)      (28,430)
Interest expense....................      (19,856)          --        (19,856)
Interest income.....................          847           --            847
Other income (loss), net............       (4,735)          --         (4,735)
                                      -----------   -----------   -----------
Income (Loss) from continuing
 operations before income taxes.....      (50,058)       (2,116)      (52,174)
Provision (benefit) for income
 taxes..............................      (11,629)         (846)      (12,475)
Minority interest...................       (2,314)          --         (2,314)
                                      -----------   -----------   -----------
Income (Loss) from continuing
 operations.........................  $   (36,115)  $    (1,270)  $   (37,385)
                                      ===========   ===========   ===========


d. Purchase Accounting related to WWG Acquisition

Aggregate purchase price:
  Cash in exchange for WWG stock..................................... $ 250,000
  Cash in exchange for WWG options...................................     8,000
  Dynatech Common Stock (approximately 14,987,000 shares)............   130,000
                                                                      ---------
                                                                        388,000
  Add: Estimated acquisition costs...................................    20,000
                                                                      ---------
    Total purchase price.............................................   408,000
Less: Pro Forma WWG net assets acquired (see Note C )................   (22,212)
                                                                      ---------
    Total purchase price in excess of net assets acquired............   385,788


Estimated purchase accounting allocations:
  Less: Inventory step-up to fair value..............................   (45,000)
  Less: Fixed assets step-up to fair value...........................   (10,000)
  Less: Incremental completed technology acquired....................   (22,000)
  Less: Incremental assembled workforce acquired.....................   (33,000)
  Less: In-process research and development acquired.................  (100,000)
  Add: Deferred tax liabilities......................................    54,000
  Add: WWG historical debt issuance costs not acquired...............     5,415
                                                                      ---------
    Estimated incremental goodwill from acquisition.................. $ 235,203
                                                                      =========

   The final allocation of the purchase price is dependent upon certain valuations and other studies that are still in progress. The estimated purchase price allocations are therefore preliminary, and have been presented solely for the purpose of developing these pro forma statements. The final allocation of the purchase price to be ultimately recorded in Dynatech's historical financial statements may or may not be materially different than what has been presented in these pro forma statements.

   The estimated in-process research and development charge of $100,000 has been included as an adjustment within the Unaudited Pro Forma Condensed Consolidated Balance Sheet, but has not been included as an adjustment within the Unaudited Pro Forma Consolidated Statements of Operations, as this charge is non-recurring in nature.

   For purposes of these pro forma statements, the estimated life of the WWG related pro forma intangible assets is a blended life of six years. WWG historical and pro forma intangible assets (adjusted as a result of the acquisition) at December 31, 1999 are as follows:

                                                                   Pro Forma
                                                                      WWG
                                                       Purchase   Adjusted for
                                              WWG     Accounting    Purchase
                                           Historical Adjustments  Accounting
                                           ---------- ----------- ------------
   Goodwill...............................  $ 62,211   $235,203     $297,414
   Completed technology...................    77,544     22,000       99,544
   Assembled work force...................     6,845     33,000       39,845
   Deferred issuance costs................     5,415     (5,415)         --
   Other..................................     5,390        --         5,390
                                            --------   --------     --------
                                            $157,405   $284,788     $442,193
                                            ========   ========     ========
     Pro forma annual amortization
      expense.............................                          $ 73,699
                                                                    ========

   To the extent that the blended life of the intangibles changed from six years to five years, total pro forma annual amortization expense would be $88,439.

   The estimated incremental increase related to the amortization of intangible assets is as follows:

                                                     Nine months  Twelve months
                                                        ended         ended
                                                     December 31,   March 31,
                                                         1999         1999
                                                     ------------ -------------
   Pro forma amortization expense...................   $ 55,274     $ 73,699
   Less: WWG historical amortization of intangible
    assets..........................................    (14,716)     (10,405)
                                                       --------     --------
     Incremental pro forma amortization of
      intangible assets.............................   $ 40,558     $ 63,294
                                                       ========     ========

e. Amortization of Intangibles and Depreciation

                                                     Nine months  Twelve months
                                                        ended         ended
                                                     December 31,   March 31,
                                                         1999         1999
                                                     ------------ -------------
Incremental pro forma amortization of intangible
 assets from WWG acquisition.......................    $40,558       $63,294
Adjustments to reflect full year amortization of
 goodwill to acquisitions consummated during the
 respective periods, as discussed in Note (b)
 (excludes amortization related to Husky
 acquisition, which is reflected in discontinued
 operations segment) ..............................      8,204        12,640
                                                       -------       -------
                                                        48,762        75,934
Tax benefit related to incremental amortization of
 intangible assets other than goodwill.............     (2,750)       (3,667)
                                                       -------       -------
    Net impact to continuing operations............    $46,012       $72,267
                                                       =======       =======
Incremental depreciation for fixed assets step-up..    $ 1,250       $ 1,667
Tax benefit related to incremental depreciation....       (500)         (667)
                                                       -------       -------
    Net impact to continuing operations............    $   750       $ 1,000
                                                       =======       =======

f. Restructuring of debt

   Upon consummation of the WWG merger, Dynatech refinanced the existing debt of both Dynatech and WWG, as follows:

                                        Deferred Debt
                                          Issuance
                               Debt         Costs         Interest Expense
                           ------------ ------------- -------------------------
                                                         For the      For the
                              As of         As of     9 Months Ended Year Ended
                           December 31, December 31,   December 31,  March 31,
                               1999         1999           1999         1999
                           ------------ ------------- -------------- ----------
Existing debt to be paid:
  Dynatech bank debt......  $(290,000)    $    --        $ 15,267     $ 19,874
  Dynatech debt issuance
   costs for bank debt....        --       (10,800)         1,409        1,566
  WWG senior subordinated
   debt, bank debt
   and other debt, current
   and long-term .........   (225,000)         --          15,892       19,903
  WWG debt issuance costs
   for bank
   and other debt.........                     --             677          902
                            ---------     --------       --------     --------
                             (515,000)     (10,800)        33,245       42,245
                            ---------     --------       --------     --------

New debt:
$860,000 Senior Credit
 Facility:
  6 year amortizing term
   loan at an assumed
   interest rate of 2.75%
   plus LIBOR (8.85%).....    175,000          --         (11,616)     (15,488)
  Debt issuance costs (6
   year amortization).....        --         5,109           (639)        (852)
  7.5 year term loan at an
   assumed interest
   rate of 3.25% plus
   LIBOR (9.35%)..........    510,000          --         (35,763)     (47,684)
  Debt issuance costs (7.5
   year amortization).....        --        14,891         (1,489)      (1,985)
                            ---------     --------       --------     --------
                              685,000       20,000        (49,507)     (66,009)
                            ---------     --------       --------     --------
Net addition to debt,
 current and long-term....  $ 170,000
                            =========
Net addition to debt
 issuance costs...........                $  9,200
                                          ========
Net addition to interest
 expense..................                               $(16,262)    $(23,764)
                                                         ========     ========

   Upon the consummation of the merger, Dynatech borrowed approximately $685,000 of the facility, leaving $175,000 available to be drawn under a 6 year revolving credit facility, with an assumed interest rate of LIBOR plus 2.5% (8.7%).

   In accordance with the terms of the WWG subordinated debt agreement, Dynatech will be obligated to pay a penalty of approximately $9,000 due to the early termination of the WWG debt. Such amount has been excluded from the pro forma statements of operations as it is non-recurring in nature. For historical financial statement purposes, this $9,000 ($5,400 on an after tax basis) penalty will be presented as an extraordinary item on Dynatech's statement of operations (see Note (h) for impact to cash).

   For historical financial statement purposes, the $10,800 ($6,480 on an after tax basis) of debt issuance costs of Dynatech at December 31, 1999 will be written off and presented as extraordinary item on Dynatech's statement of operations. For pro forma purposes, this charge has been excluded from the pro forma statement of operations, as it is non-recurring in nature.

g. Tax benefit on interest expense

                                                         For the      For the
                                                      9 Months Ended Year Ended
                                                       December 31,  March 31,
                                                           1999         1999
                                              --- --- -------------- ----------
Tax benefit on interest expense at effective
 statutory rate of 40%
 (see Note (f)).............................             $(6,505)     $(9,506)
                                                         =======      =======

h. Proceeds from sale of stock

     Sale of 12,500 shares of Dynatech common stock
      to CD&R Fund V at $4.00 per share............................... $ 50,000
     Sale of 30,625 shares of Dynatech common stock
      to CD&R Fund VI at $4.00 per share..............................  122,500
     Sale of 4,983 shares of Dynatech common stock
      in Rights Offering to stockholders of record on April 20, 2000
      (other than CD&R Fund V) at $4.00 per share (assumes the Rights
      Offering is fully subscribed)(i)................................   19,932
                                                                       --------
     Gross cash proceeds..............................................  192,432
     Transaction fees and expenses(ii)................................   40,000
     Payment, net of tax, for early retirement of WWG senior
      subordinated debt (see Note f)..................................    5,400
                                                                       --------
     Net cash proceeds................................................ $147,032
                                                                       ========

--------
(i) The record date for the Rights Offering is April 20, 2000. As the WWG merger was consummated after the record date, neither CD&R Fund VI nor the WWG stockholders will be entitled to receive any Rights by virtue of the shares of Dynatech common stock acquired in connection with the consummation of the WWG merger.

(ii) In connection with the WWG merger and the concurrent establishment of Dynatech's new credit facility, the company incurred approximately $40 million of transaction related fees and expenses (as discussed in Notes
     (d) and (f)), including $6 million payable to Clayton, Dubilier & Rice, Inc., an investment firm that directs the management of Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership, Dynatech's controlling shareholders.

          (c)    Exhibits:

          2.1 Agreement and Plan of Merger, dated as of February 14, 2000, among Dynatech, MergerCo and WWG.

          23.1.  Consent of Arthur Andersen LLP, independent accountants.

          99.1.  Press Release of Dynatech, dated May 23, 2000.

          99.2 Audited financial statements of WWG as of September 30, 1999 and September 30, 1998 and for the three years ended September 30, 1999.

          99.3 Unaudited financial statements of WWG as of March 31, 2000 and for the six-month periods ended March 31, 2000 and March 31, 1999.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 DYNATECH CORPORATION
                                 (Registrant)


                                 /s/ Mark V.B. Tremallo
Date:  May 31, 2000              ----------------------------------------------
                                 Name: Mark V.B. Tremallo
                                 Title: Corporate Vice President, General
                                        Counsel and Secretary

                                 EXHIBIT INDEX


   Exhibit    Description
   -------    -----------

     2.1 Agreement and Plan of Merger, dated as of February 14, 2000, among Dynatech, MergerCo and WWG.

     23.1     Consent of Arthur Andersen LLP, independent accountants.

     99.1     Press Release of Dynatech, dated May 23, 2000.

     99.2 Audited financial statements of WWG as of September 30, 1999 and September 30, 1998 and for the three years ended September 30, 1999.

     99.3 Unaudited financial statements of WWG as of March 31, 2000 and for the six-month periods ended March 31, 2000 and March 31, 1999.